Exhibit 10.19

AMENDMENT TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of January 20, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Viveon Health Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of December 22, 2020, as amended by Amendment No. 1 on March 23, 2022 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at an annual meeting of shareholders of the Company held on December 23, 2022, the Company stockholders approved a proposal to amend (the “Second Extension Amendment”) the Company’s amended and restated certificate of incorporation, (the “Amended Charter”) to allow the Company to extend the date to consummate a business combination on a monthly basis for up to six times by an additional one month each time for a total of up to six months from December 28, 2022 (the “December Termination Date”) until June 30, 2023 (the “Second Extended Date”), upon three calendar days’ advance notice prior to the applicable monthly deadline, unless the closing of the proposed Business Combination with Suneva Medical Inc. (“Suneva”), or any potential alternative initial business combination shall have occurred prior to the Second Extended Date; and

WHEREAS, prior to the date hereof, the Company has deposited an additional $100,000 into the trust account and filed the Second Extension Amendment with the Secretary of State of the State of Delaware.

NOW THEREFORE, IT IS AGREED:

1.	Section 1(i) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Chardan, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event (i) that a Termination Letter has not been received by the Trustee by June 30, 2023, or, (ii) prior to June 30, 2023, the Company fails to timely make the required additional monthly deposit into the trust account to extend the date to consummate an initial Business Combination on a monthly basis, upon three days’ advance notice prior to the applicable monthly deadline, commencing with the first additional monthly deposit to be made by December 28, 2022, and subsequent additional monthly deposits by January 31, 2023, February 28, 2023, March 31, 2023, April 30, 2023 and May 31, 2023, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders.”

4.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

5.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

6.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 7(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

7.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

VIVEON HEALTH ACQUISITION CORP.

By:	/s/ Jagi Gill
Name:	Jagi Gill
Title:	Chief Executive Officer

Acknowledged and Agreed:

Chardan Capital Markets, LLC

By:	/s/ George Kaufman
Name:	George Kaufman
Title:	Managing Director

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